UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2011

FULLCIRCLE REGISTRY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-51918	87-0653761
(State of or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

161 Alpine Drive, Shelbyville, Kentucky	40065
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 410-4500

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 28, 2010, FullCircle Registry, Inc. (the “Company”) closed a $5.5 million transaction with CIA Theatres, LLC involving the acquisition of a movie theatre complex in Indianapolis, Indiana by the Company’s wholly owned subsidiary, FullCircle Entertainment, Inc.

The acquisition was funded by the issuance of 4,521,589 shares of Company common stock and the assumption of a mortgage on the property in the amount of approximately $5 million.  No cash was paid by the Company as part of this transaction.  The theatre complex was valued by an independent appraiser to be worth approximately $7.8 million.

CIA Theatres, LLC is owned by Alec Stone, Isaac Boutwell and Carl Austin, who are shareholders and/or directors of the Company.

Item 9.01.   Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

The Company intends to amend this Form 8-K to provide financial statements of CIA Theatres, LLC within 71 days of filing this Form 8-K.

(b)

Pro forma financial information.

The Company Intends to amend this Form 8-K to provide pro forma financial information with respect to the CIA Theatres, LLC transaction within 71 days of the filing of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULLCIRCLE REGISTRY, INC.

Dated: January 3, 2011	By	/s/ Norman L. Frohreich
Norman L. Frohreich
Its: President and CEO